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                                                                     Exhibit 1.1

                          FORM OF UNDERWRITING AGREEMENT




                              BOISE CASCADE COMPANY

                 CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE




                                                                      May , 2005

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
   As representatives of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs &Co.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

     Boise Cascade Company, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 16,000,000 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 2,400,000 additional shares (the "OPTIONAL SHARES") of Class A common stock, par value $0.01 per share (the "STOCK") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "SHARES").

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-122770) (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission

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under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (d) The Company and each of its subsidiaries have been duly organized, are validly existing and are in good standing under the laws of their jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification, and have all corporate or limited liability power and authority necessary to own or hold their properties and to conduct their businesses as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

     (e) The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of the Company (including the Class A common stock) have been duly and validly authorized and issued, and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each


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subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, charges, encumbrances, security interests and other claims;

     (f) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

     (g) The Company has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement or the Prospectus have been duly and validly taken by the Company; and this Agreement has been duly authorized, executed and delivered by the Company;

     (h) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement or the Prospectus do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

     (i) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; or (ii) (A) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are bound or to which any of the property or assets of any of them is subject; or (B) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

     (j) The statements set forth in the Prospectus under the captions "Certain Relationships and Related Transactions", "Shares Eligible for Future Sale", "Material U.S. Federal Income Tax Consequences" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;


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     (k) Since the date of the most recent audited financial statements included in the Prospectus, other than as described in the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, that is material to the Company and its subsidiaries, taken as a whole, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority;

     (l) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issuance and sale of the Shares, compliance by the Company with the terms of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the Prospectus, except for
(i) the registration under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of the Shares and (ii) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (B) as have been obtained or made and are in full force and effect and copies of which have been furnished to you;

     (m) Except as otherwise disclosed in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (n) Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property material to the businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (o) Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and, to the knowledge of the Company, the conduct of its business does not conflict with any such


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rights of others, other than those conflicts that would not reasonably be expected to result in a Material Adverse Effect, and the Company has not received any written notice of any claim of infringement of or conflict with any such rights of others;

     (p) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with Unites States generally accepted accounting principles ("GAAP"));

     (q) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their properties or the conduct of their businesses as described in the Prospectus, except where the failure to possess or make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

     (r) (i) Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"); (ii) the Company and its subsidiaries have received, and are in compliance with, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) neither the Company nor any of its subsidiaries has received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except with respect to each of the foregoing clauses (i) through
(iii) for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

     (s) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

     (t) Each employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE") and that is to be maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the paper and forest products businesses of OfficeMax Incorporated and their affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except


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where any non-compliance would not reasonably be expected to result in a
Material Adverse Effect; no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan except where any such transaction would not reasonably be expected to result in a Material Adverse Effect; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except where any funding deficiency or the amount by which benefits accrued exceed the fair market value of assets would not reasonably be expected to result in a Material Adverse Effect;

     (u) The Company and its subsidiaries have insurance covering their properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company's management reasonably believes are adequate to protect the Company and its subsidiaries and their businesses; neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business;

     (v) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

     (w) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares neither the Company nor any of its subsidiaries will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT");

     (x) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

     (y) KPMG LLP, who have certified certain financial statements of the paper and forest products assets of OfficeMax Incorporated acquired by the Company (the "FOREST PRODUCTS OPERATIONS") and the Company and its subsidiaries, are independent registered public accountants with respect to the foregoing entities as required by the Act and the rules and regulations of the Commission thereunder;

     (z) The historical financial statements and the related notes of the Forest Products Operations and the Company and its subsidiaries included in the Prospectus


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present fairly in all material respects the financial position of the entities covered thereby as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; and the pro forma financial information included in the Prospectus have been prepared in accordance with the Commission's rules and guidance with respect to pro forma financial information, and the Company believes that the assumptions underlying such pro forma financial information are reasonable and are set forth in the Prospectus;

     (aa) The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general and specific authorization,
(ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in accordance with GAAP and to maintain asset accountability, (iii) access to assets of the Company is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-5(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective;

     (cc) The Company has no reason to believe that it will not be in compliance on a timely basis with Section 404, entitled "Management's Assessment of Internal Controls", of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions;

     (dd) The Company will be in compliance with the corporate governance standards of the New York Stock Exchange (the "EXCHANGE") that are applicable to it at the time the Shares are listed on the Exchange;

     (ee) Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares;

     (ff) Except as otherwise disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock of or other equity or other ownership interest in the Company;

     (gg) Except as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or


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to require the Company to include such securities in the securities registered pursuant to a Registration Statement;

     (hh) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement under the Act and the rules and regulations thereunder that have not been so described or filed;

     (ii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares;

     (jj) The Company has obtained and delivered to you executed copies of a lock-up agreement (collectively, the "LOCK-UP AGREEMENTS") from each person listed on Schedule II hereto in form and substance reasonably satisfactory to Goldman, Sachs & Co.;

     (kk) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

     (ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in any Preliminary Prospectus, the Registration Statement or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at
a purchase price per share of $[     ], the number of Firm Shares set forth
opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth below, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,400,000 Optional Shares, at the purchase price per share set forth in clause (a) of the immediately preceding paragraph, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, PROVIDED that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Goldman, Sachs & Co. but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless


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Goldman, Sachs & Co. and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May [ ], 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [ ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when


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any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any jurisdiction;

     (c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus (the initial "LOCK-UP PERIOD"), not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee equity compensation plans existing on the date of this Agreement (and including in any event, the Boise Incentive and Performance Plan described in the Prospectus) or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.; PROVIDED that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; PROVIDED FURTHER that notwithstanding the foregoing, the Company may (x) exchange outstanding shares of its Class C common stock for shares of its Class A common stock and (y) at any time after the thirtieth calendar day following the date of this Agreement, issue shares of Class A common stock as a dividend on shares of its Class B common stock equal to the excess of the aggregate number of Optional Shares over the number of Optional Shares that have been purchased (or with respect to which a notice of election to purchase has been given and not withdrawn) pursuant to Section 2; to provide you and any co-managers and each person subject to a Lock-Up Agreement with prior notice of any such announcement that gives rise to an extension of the lock-up period specified therein; to withhold transfer instructions upon receipt of notification from the Company's transfer agent or registrar of the transfer of the shares of Stock held by any of the persons subject to the Lock-Up Agreements prior to the end of the Lock-Up Period;

     (f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than such reports or other communications that are publicly available on the Commission's EDGAR system, and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

     (k) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement and, at the time of such filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of any Preliminary Prospectus, the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) all travel costs and expenses of the Company's officers and employees and any other expenses of the Company with respect to attending or hosting meetings in connection with the offering and sales of the Shares (PROVIDED that the Company shall be responsible for only fifty percent (50%) of the cost of any aircraft chartered in connection with attending or hosting such meetings); and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, fifty percent (50%) of the cost of any aircraft chartered in connection with attending or hosting meetings in connection with the offering and sales of the Shares, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion and 10b-5 letter, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Annex I hereto;

     (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(b) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(c) hereto);

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Illinois State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

     (i) The Company's Certificate of Incorporation shall have been amended as contemplated by the Prospectus and, at such Time of Delivery, shall conform in all material respects to the description thereof in the Prospectus under the caption "Description of Capital Stock";

     (j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

     (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 7 and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel to which it is entitled under subsection (a) or (b) above and this paragraph, the indemnifying party shall be liable for any settlement of any claim or action effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received, directly or indirectly, by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in the care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; ; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: John
W. Holleran, Esq.; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; PROVIDED, HOWEVER, that notices under Section 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in the care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.



                                       Very truly yours,

                                       Boise Cascade Company

                                       By: ...................................
                                           Name:
                                           Title:

Accepted as of the date hereof:



By:...............................................
         (Goldman, Sachs & Co.)


J.P. Morgan Securities Inc.

By:...............................................
     Name:
     Title:

Lehman Brothers Inc.

By:...............................................
     Name:
     Title:

Deutsche Bank Securities Inc.

By:...............................................
     Name:
     Title:

    On behalf of each of the Underwriters listed on Schedule I



                                                         SCHEDULE I
                                                                              Number of Optional
                                                                                Shares to be
                                                      Total Number of            Purchased if
                                                        Firm Shares             Maximum Option
                           Underwriter                to be Purchased              Exercised
                        ----------------              ----------------         ------------------
Goldman, Sachs & Co. ................................
J.P. Morgan Securities Inc...........................
Lehman Brothers Inc. ................................
Deutsche Bank Securities Inc.........................
Banc of America Securities LLC.......................
Credit Suisse First Boston LLC.......................
UBS Securities LLC...................................
Harris Nesbitt Corp..................................
TD Securities (USA) LLC..............................
Calyon Securities (USA) Inc. ........................
Rabo Securities USA, Inc. ...........................
Wells Fargo Securities, LLC..........................
U.S. Bancorp Investments, Inc. ......................
Wachovia Capital Markets, LLC........................

                                                      ----------------         ------------------
                                                            16,000,000                  2,400,000
                    Total............................ ================         ==================

                                   SCHEDULE II

Forest Products Holdings, L.L.C.
OfficeMax Incorporated
Madison Dearborn Capital Partners IV, L.P.
General Partners of Stephens Family Limited
Partnership, LLLP
W. Thomas Stephens
Samuel M. Mencoff
Thomas S. Souleles
Christopher J. McGowan
Zaid F. Alsikafi
John W. Madigan
John W. Holleran
Tom E. Carlile
Stanley R. Bell
Thomas A. Lovlien
Miles A. Hewitt
Robert W. Egan
Karen E. Gowland
Erin D. Nuxoll
Wayne M. Rancourt
Samuel K. Cotterell
Nick Stokes
Robert L. Tracy
Judith Lassa
George J. Jendrzejewski
Robert W. Sommer
Robert E. Strenge
Terry W. Ward
Thomas K. Corrick
Robert M. McNutt

                                                                         ANNEX I

                    Draft of Opinion of Kirkland & Ellis LLP

                                                                     ANNEX II(a)


     Capitalized terms used but not defined in this Annex shall have the meanings assigned thereto in the Underwriting Agreement to which this Annex is attached (the "UNDERWRITING AGREEMENT").

     Pursuant to Section 8(d) of the Underwriting Agreement, KPMG LLP shall furnish letters to the Underwriters to the effect that:

          (i) They are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information, schedules and pro forma financial information examined by them and included in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "REPRESENTATIVES");

          (iii)They have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, or
          (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the

          Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii)In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                     ANNEX II(b)


                        Executed KPMG LLP Comfort Letter

                                                                     ANNEX II(c)


                Draft of Post-Effective Amendment Comfort Letter